Law Offices
                                JENNER & BLOCK
               A Partnership including Professional Corporations
                                 One IBM Plaza
                            Chicago, Illinois 60611
                                (312) 222-9350
                              (312) 527-0484 FAX


August 29, 1996


VIA FACSIMILE

N.H. Associates
c/o The Balcor Company
Bannockburn Lake Office Plaza
2355 Waukegan Road
Suite A-200
Bannockburn, Illinois 60015

Attn:     Ilona Adams

     Re:  Agreement of Sale dated July 15, 1996 by and between
          Jupiter Realty Corporation ("Purchaser") and N.H.
          Associates ("Seller")

Dear Ms. Adams:

     On behalf of the Purchaser, this letter will serve as Purchaser's termination notice to Seller required under Paragraph 7.1 of the Agreement. By copy of this letter, I am requesting on behalf of Purchaser that Near North National Title Insurance Company terminate the Escrow Agreement and refund the Earnest Money, together with all interest accrued thereon, to Purchaser.

     Should you have any questions with respect to this matter, please call me or have your counsel call me.

                               Very truly yours,

                               /s/ Donald S. Horvath

                               Donald S. Horvath


cc:  Alan Lieberman (via facsimile)
     Daniel J. Perlman, Esq (via facsimile)
     Gregory Davine (via facsimile)
     Jay Luzuriaga (via facsimile)
     Near North Title Corporation, Attn: Jan Jerndt (via facsimile) Donald I. Resnick, Esq.